Exhibit 1.1

Execution Version

ELDORADO RESORTS, INC.

18,000,000 Shares of Common Stock, $0.00001 par value per share

(plus an option to purchase from the Company up to 2,700,000 shares of Common Stock)

UNDERWRITING AGREEMENT

June 16, 2020

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Eldorado Resorts, Inc., a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (collectively, the “Representatives”), an aggregate of 18,000,000 shares of Common Stock, par value $0.00001 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 2,700,000 shares of Common Stock, par value $0.00001 per share, of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

As described in the Time of Sale Information (as defined below) and the Prospectus (as defined below), the Shares are being issued in connection with the proposed merger of Colt Merger Sub, Inc., a Delaware corporation (the “Escrow Issuer”) and wholly owned subsidiary of the Company with and into Caesars Entertainment Corporation, a Delaware corporation (“Caesars”), with Caesars continuing as the surviving corporation (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of June 24, 2019, by and among the Company, Caesars and the Escrow Issuer (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 15, 2019, and as it may be further amended from time to time, the “Merger Agreement”).

In connection with the Merger, it is anticipated that (i) ERI will enter into a new credit agreement, to be dated as of the Merger Date (the “ERI Credit Agreement”) to provide a senior secured revolving facility, by and among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for such lenders and collateral agent for the secured parties (the “Bank Agent”), and (ii) ERI will enter into (x) a new indenture relating to the offering and sale of the new senior secured notes, to be dated as of the issuance date of such senior secured notes, by and among the Escrow Issuer and the trustee party thereto, as supplemented by a supplemental indenture, to be dated as of the Merger Date, by and among the Company, the guarantors party thereto, and the trustee party thereto (the “ERI Secured Indenture”), and (y) a new indenture relating to the offering and sale of the new senior unsecured notes (the “ERI Unsecured Indenture”), to be dated as of the issuance date of such senior unsecured notes, by and among the Escrow Issuer and the trustee party thereto, as supplemented by a supplemental indenture, to be dated as of the Merger Date, by and among the Company, the guarantors party thereto, and the trustee party thereto, the proceeds of which will be used, together with the proceeds from the CRC Incremental Term Loan under the Existing CRC Credit Agreement (each as defined in the Time of Sale Information and the Prospectus) (together, the “CRC Credit Agreement”), and the net proceeds from the offering of the Stock, to fund the consideration of the Merger, to repay certain outstanding indebtedness of the Company and Caesars, and to pay related fees and expenses, in each case, as further described in the Time of Sale Information and the Prospectus. This underwriting agreement (this “Agreement”), the ERI Secured Indenture, the ERI Unsecured Indenture, the CRC Credit Agreement, and the other instruments and documents entered into in connection with the foregoing, are hereinafter collectively referred to as the “Transaction Documents”.

As used in this Agreement, the term “knowledge” with respect to Caesars and its subsidiaries shall refer to the knowledge of the Company after due inquiry.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-239175), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:05 p.m., New York City time, on June 16, 2020 (the “Time of Sale”), the Company had prepared the following information (collectively, with the pricing information set forth on Annex A hereto, the “Time of Sale Information”): a Preliminary Prospectus dated June 15, 2020, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase and Sale of the Shares.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $37.3425 (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment and delivery for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on June 19, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment and delivery for the Underwritten Shares is referred to herein as the “Closing Date” , and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

(d) Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(e) The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. To the extent that it has deemed it appropriate, the Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by any Representative or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the Registration Statement, (v) the documents listed on Annex A hereto which constitute part of the Time of Sale Information and (vi) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Time of Sale Information, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference or sections of such documents specifically incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act (as defined below), and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements.

(i) The financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the notes thereto; the other financial information of the Company and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(ii) To the knowledge of the Company, the financial statements of Caesars and its subsidiaries and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the consolidated financial position of Caesars and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the notes thereto; the other financial information of Caesars and its subsidiaries included or incorporated by reference each of the Registration Statement, the Prospectus and the Time of Sale Information has been derived from the accounting records of Caesars and its subsidiaries and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(iii) The pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information have been prepared in accordance with the Commission’s rules and guidance set forth in Regulation S-X with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Prospectus and the Time of Sale Information.

(iv) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company and Caesars, respectively, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Information and the Prospectus), or long-term debt of the Company or any of its subsidiaries, or Caesars or any of its subsidiaries, taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Caesars on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, Caesars and their respective subsidiaries taken as a whole; (ii) none of the Company, Caesars or any of their respective subsidiaries has entered into any transaction or agreement that is material to the Company, Caesars and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, Caesars and their respective subsidiaries taken as a whole; and (iii) none of the Company, Caesars or any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company, Caesars and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company, Caesars and their respective subsidiaries taken as a whole or on the performance by the Company, Caesars and their respective subsidiaries of their obligations under the Transaction Documents (a “Material Adverse Effect”). The Company does not, and after giving effect to the Merger will not, own or control, directly or indirectly, any entity other than the subsidiaries listed in Schedule 2 hereto.

(i) Capitalization. The Company has the authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company and Caesars have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or Caesars, as the case may be, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except (i) following the Merger Date, for liens securing obligations under the ERI Credit Agreement, the CRC Credit Agreement, and the ERI Secured Indenture, and (ii) as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Documents, and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(n) No Violation or Default. Neither the Company nor any of their respective subsidiaries nor, to the knowledge of the Company, Caesars is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Caesars or any of their respective subsidiaries is a party or by which the Company, Caesars or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Caesars or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in each of the Registration Statement, the Time of Sale Information or the Prospectus.

(o) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Caesars or any of their respective subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Caesars or any of their respective subsidiaries is a party or by which the Company, Caesars or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Caesars or any of their respective subsidiaries is subject (other than any lien or encumbrance created or imposed pursuant to the Escrow Agreements or the Collateral Documents), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, Caesars or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, (A) in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in each of the Registration Statement, the Time of Sale Information or the Prospectus, and (B) in the case of clause (i) above, following the Merger Date, for liens securing obligations under the ERI Credit Agreement, the CRC Credit Agreement, and the ERI Secured Indenture.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (iii) as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(q) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, Caesars or any of their respective subsidiaries is or may be a party or to which any property or asset of the Company, Caesars or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, Caesars or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Company, no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(r) Independent Accountants. (i) Ernst & Young LLP (“E&Y”), who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and (ii) Deloitte & Touche LLP (“Deloitte”), who have audited certain financial statements of Caesars and its subsidiaries, are independent public accountants with respect to Caesars and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Title to Intellectual Property. The Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses as described in the Registration Statement, Time of Sale Information and the Prospectus, except where the failure to possess such rights would not reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others that, if the subject of an unfavorable determination, would reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, intellectual property of Mountaineer Park, Inc. excludes the intellectual property ownership of West Virginia lottery games by the State of West Virginia.

(t) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among (i) the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, or (ii) to the knowledge of the Company, Caesars or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of Caesars or any of its subsidiaries, on the other, in each case, that would be required by the Securities Act to be described in each of the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(u) Investment Company Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, Caesars or any of its subsidiaries, is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v) Taxes. The Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries have paid or made provision for the payment of all federal, state, local and foreign taxes that are due and payable, except for amounts the Company, Caesars or their respective subsidiaries are contesting in good faith and for which adequate reserves have been made in accordance with GAAP or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries have filed all tax returns required to be filed through the date hereof, except where the failure to file would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, Caesars or any of their respective subsidiaries or any of their respective properties or assets, except for such deficiencies that would not reasonably be expected to result in a Material Adverse Effect.

(w) Licenses and Permits. The Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company, Caesars nor any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(x) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries or, to the knowledge of the Company, Caesars or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(y) Compliance With Environmental Laws. (i) The Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, legally binding requirements, decisions and orders relating to the protection of the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), except for any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, except for any such permits, licenses, certificates or other authorizations the failure to receive or comply with would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any such written notice that (A) has been fully resolved or (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries or, to the knowledge of the Company, Caesars or any of its subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries or, to the knowledge of the Company, Caesars or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (y) the Company, Caesars and their respective subsidiaries are not aware of any non-compliance with Environmental Laws or liabilities under Environmental Laws concerning hazardous or toxic substances or wastes, pollutants or contaminants, that in each case would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Compliance with ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, Caesars or any member of their respective “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to meet the “minimum funding standard” under Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor Caesars nor any member of their respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(aa) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. (ii) To the knowledge of the Company, Caesars maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Caesars in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Caesars’ management as appropriate to allow timely decisions regarding required disclosure. Caesars has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls.

(i) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (v) transactions are executed in accordance with management’s general or specific authorizations; (w) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (x) access to assets is permitted only in accordance with management’s general or specific authorization; and (y) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Company’s internal controls.

(ii) To the knowledge of the Company, Caesars and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Caesars and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (v) transactions are executed in accordance with management’s general or specific authorizations; (w) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (x) access to assets is permitted only in accordance with management’s general or specific authorization; and (y) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Caesars’ internal controls.

(cc) Insurance. The Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are deemed reasonably adequate to protect the Company, Caesars and their respective subsidiaries and their respective businesses; and none of the Company, Caesars or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(dd) No Unlawful Payments. None of the Company or any of its subsidiaries or, to the knowledge of the Company, Caesars or any of its subsidiaries, or any director, officer or employee of the Company, Caesars or any of their respective subsidiaries or, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company, Caesars or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, Caesars and their respective subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, Caesars or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Caesars or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) No Conflicts with Sanctions Laws. None of the Company or any of its subsidiaries or, to the knowledge of the Company, Caesars or any of its subsidiaries, directors, officers or employees, or, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the

Company, Caesars or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five (5) years, none of the Company or any of its subsidiaries or, to the knowledge of the Company, Caesars or any of its subsidiaries has knowingly engaged in or is now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg) Solvency. On each of the Closing Date and the Merger Date, the Company and its subsidiaries, on a consolidated basis, immediately after giving effect to the issuance of the Shares, the Transactions and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to the Company, Caesars and their respective subsidiaries on a consolidated basis, on a particular date, that on such date (i) the fair value of their assets, at a fair valuation, will exceed their debts and liabilities, direct, subordinated, contingent or otherwise; (ii) the present fair saleable value of their property will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, taking into account refinancing alternatives; (iii) they will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, taking into account refinancing alternatives; and (iv) they will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following such date.

(hh) No Restrictions on Subsidiaries. Except for any such restrictions described in each of the Registration Statement, the Time of Sale Information and the Prospectus, no subsidiary of the Company is currently, and upon consummation of the Merger and the Refinancing no subsidiary of the Company or Caesars will be, prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or Caesars, as applicable, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or Caesars, as applicable, any loans or advances to such subsidiary from the Company or Caesars, as applicable, or from transferring any of such subsidiary’s properties or assets to the Company or Caesars, as applicable, or any other subsidiary of the Company or Caesars, as applicable.

(ii) No Broker’s Fees. Neither the e Company nor any of its subsidiaries nor, to the knowledge of the Company, Caesars nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(kk) No Stabilization. Neither the Company nor, to the knowledge of the Company, Caesars has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ll) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data and forward-looking statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, Caesars, or any of the Company’s or Caesars’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Section 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(qq) Real and Personal Property. The Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, Caesars and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except for (ii) liens securing obligations under the ERI Credit Agreement, the CRC Credit Agreement, and the ERI Secured Indenture, and (ii) as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(rr) Cyber Security; Data Protection. Except as would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company, Caesars and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, trojan horses, time bombs, malware and other corruptants. The Company, Caesars and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and all information and data processed or stored in connection with their businesses, including all personal, personally identifiable, sensitive, confidential or regulated information and data (“Protected Data”). There have been no breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to the IT Systems and Protected Data that would be reasonably expected to have a Material Adverse Effect, nor are there any incidents under internal review or investigation relating to the same. The Company and its subsidiaries and, to the knowledge of the Company, Caesars and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (i) upon request by such Underwriter, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, provided that this clause (c) shall not limit the Company’s ability to file any document or report determined by the Company to be required to be filed pursuant to the Exchange Act or the rules and regulations promulgated thereunder within the time periods required for such filing.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Time of Sale Information, the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will attempt to obtain as promptly as practicable the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the

Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. If exemptions from the relevant securities laws or Blue Sky laws of applicable jurisdictions are not available, the Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder. The restrictions described above do not apply to (i) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters; or (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) No Stabilization. Neither the Company nor any its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(l) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on the Nasdaq Global Select Market (the “Nasdaq Market”).

(m) Reports. So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(n) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company, Caesars or any of their respective subsidiaries, or any debt securities, convertible securities or preferred stock issued or guaranteed by the Company, Caesars or any of their respective subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company, Caesars or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the financial matters of the Company and is satisfactory to the Representatives (i) confirming that (x) such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (y) the other representations and warranties of the Company in this Agreement are true and correct and (z) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) to the effect set forth in paragraphs (b), (c) and (d) above.

(f) Comfort Letters. On the date hereof and on the Closing Date or the Additional Closing Date, as the case may be, (i) E&Y shall have furnished to the Underwriters, at the request of the Company and (ii) Deloitte shall have furnished to the Underwriters, at the request of Caesars, letters, in each case, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the applicable financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three (3) business days prior to the Closing Date or the Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex B-1 and Annex B-2 hereto.

(h) Opinion of Local Counsel. McDonald Carano LLP, special Nevada local counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, each dated the Closing Date or the Additional Closing Date, as the case may be, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex C hereto

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company listed in Schedule 3 hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(n) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(o) Chief Financial Officer’s Certificates. On the date hereof and on the Closing Date or the Additional Closing Date, as the case may be, (i) the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives and (ii) Caesars shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriters consists of the following information furnished on behalf of each Underwriter in the section titled “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus: the first sentence of the fifth paragraph, the second sentence of the eleventh paragraph and the twelfth paragraph.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall as promptly as reasonable practicable notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request for reimbursement and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the

Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within thirty-six (36) hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such

Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including any exhibit, amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable and documented related fees and disbursements of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, chartered aircraft travel expenses incurred in connection with any such “road show” and other meetings shall be allocated 50% to the Company and 50% to the Underwriters, and the Company and Underwriters shall each pay their own expenses for all other travel expenses); and (x) all expenses and application fees related to the listing of the Shares on the Nasdaq Market.

(b) If (i) this Agreement is terminated pursuant to Section 8 hereof, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14. Certain Defined Terms. For purposes of this Agreement, (i) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (ii) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by any Representative on behalf of the Underwriters, and any such action taken by such Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention:

Equity Syndicate Desk and c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 (fax: (212) 325-4296); Attention: IBCM-Legal. Notices to the Company shall be given to them at Eldorado Resorts, Inc., 100 West Liberty Street, Suite 1150, Reno, Nevada 89501 (fax: (775) 337-9218); Attention: Chief Financial Officer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
ELDORADO RESORTS, INC.

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Chief Legal Officer and Executive Vice President

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/s/ Haley O Trethaway
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/s/ Michael Kamras
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	3,780,000
Credit Suisse Securities (USA) LLC	2,880,000
Deutsche Bank Securities Inc.	2,700,000
BofA Securities, Inc.	2,160,000
Goldman Sachs & Co. LLC	1,800,000
Macquarie Capital (USA) Inc.	720,000
SunTrust Robinson Humphrey, Inc.	630,000
Citizens Capital Markets, Inc.	1,800,000
BTIG, LLC	540,000
Fifth Third Securities, Inc.	360,000
KeyBanc Capital Markets Inc.	360,000
Stifel, Nicolaus & Company, Incorporated	135,000
Union Gaming Securities, LLC	135,000
TOTAL	18,000,000

Schedule 2

Subsidiaries of the Company

CCSC/Blackhawk, Inc.
IC Holdings Colorado, Inc.
Isle Promotional Association, Inc.
Black Hawk Holdings, L.L.C.
IOC—Black Hawk Distribution Company, LLC
Isle of Capri Black Hawk, L.L.C.
Colt Merger Sub, Inc.
IOC-Vicksburg, Inc.
Lady Luck Gaming Corporation
MTR Gaming Group, Inc.
New Tropicana Holdings, Inc.
New Tropicana Opco, Inc.
Tropicana Entertainment, Inc.
IOC Services, LLC
IOC-Vicksburg, L.L.C.
Isle of Capri Casinos LLC
TEI (ES), LLC
TEI (St. Louis) RE, LLC
TEI (STLH), LLC
TEI R7 Investment LLC
Tropicana St. Louis LLC
PPI Development Holdings LLC
PPI Development LLC
Pompano Park JV Holdings, LLC
Elgin Holdings I LLC
Elgin Holdings II LLC
Tropicana St. Louis RE LLC
PPI, Inc.
Pompano Park Holdings, L.L.C.
Capri Insurance Corporation
Elgin Riverboat Resort – Riverboat Casino
Aztar Indiana Gaming Company, LLC,
Aztar Riverboat Holding Company, LLC
IOC Black Hawk County, Inc.
Isle of Capri Bettendorf Marina Corporation

Isle of Capri Bettendorf, L.C.
Eldorado Casino Shreveport Joint Venture
Centroplex Centre Convention Hotel, L.L.C.
IOC Holdings, L.L.C.
St. Charles Gaming Company, L.L.C.
Catfish Queen Partnership in Commendam
IOC—Lula, Inc.
IOC—Natchez, Inc.
IOC Manufacturing, Inc.
Lady Luck Vicksburg, Inc.
Lighthouse Point, LLC
Rainbow Casino-Vicksburg Partnership, L.P.
IOC-Kansas City, Inc.
Eldorado Resorts, Inc.
IOC—Boonville, Inc.
CCR Newco, LLC
CC-Reno LLC
CRS Annex, LLC
Circus and Eldorado Joint Venture, LLC
Columbia Properties Tahoe, LLC
Downtown Management Company LLC
Eldo Fit, LLC
Eldorado HoldCo LLC
Eldorado Interactive, LLC
Eldorado Limited Liability Company
Eldorado Resorts LLC
Eldorado Shreveport #1, LLC
Eldorado Shreveport #2, LLC
MB Development, LLC
New Jazz Enterprises, L.L.C.
Reno Promotions LLC
TropWorld Games LLC
Tropicana Laughlin, LLC
Tropicana Atlantic City Corp.
Scioto Downs, Inc.
SDRS, Inc.
RacelineBet, Inc.
IOC Pittsburgh, Inc.
Keystone State Development, Inc.
Old PID, Inc. formerly Presque Isle Downs, Inc.
IOC-PA, L.L.C.
Tropicana Entertainment, LLC

Schedule 3

Lock-Up Parties

1.	Thomas Reeg
2.	Bret Yunker
3.	Stephanie D. Lepori
4.	Gary L Carano
5.	Bonnie Biumi
6.	Frank Fahrenkopf
7.	James Hawkins
8.	Gregory Kozicz
9.	Michael Pegram
10.	David Tomick
11.	Robert Wagner
12.	Edmund L. Quatmann Jr
13.	Anthony L. Carano

Annex A

a. Time of Sale Information

None.

b. Pricing Information Provided Orally by Underwriters

The public offering price per share for the Shares is $39.00.

The number of Underwritten Shares purchased by the Underwriters from the Company is 18,000,000 shares.

The number of Option Shares to be sold by the Company at the option of the Underwriters is up to 2,700,000 shares.

ANNEX B -1

FORM OF OPINION OF

LATHAM & WATKINS LLP

[Attached]

June 19, 2020

J.P. MORGAN SECURITIES LLC

CREDIT SUISSE SECURITIES (USA) LLC

BOFA SECURITIES, INC.

DEUTSCHE BANK SECURITIES INC.

BTIG, LLC

CITIZENS CAPITAL MARKETS, INC.

FIFTH THIRD SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

KEYBANC CAPITAL MARKETS INC.

MACQUARIE CAPITAL (USA) LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

SUNTRUST ROBINSON HUMPHREY, INC.

UNION GAMING SECURITIES, LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York,

New York 10010-3629

As representatives (the “Representatives”) of the

several Underwriters

Re:	Eldorado Resorts, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Eldorado Resorts, Inc., a Nevada corporation (“ERI” or the “Company”) in connection with the sale to you and the several underwriters for whom you are acting as Representatives (collectively, the “Underwriters”) by the Company of 18,000,000 shares (the “Shares”) of common stock of the Company, par value $0.00001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2020 (Registration No. 333-333-239175) (as so filed and as amended, the “Registration Statement”), a base prospectus dated June 15, 2020, included within the Registration Statement (the “Base Prospectus”), a preliminary prospectus dated June 15, 2020, filed with the Commission pursuant to Rule 424(a)(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), the Pricing Information Annex attached as Annex A to the Underwriting Agreement referred to below (the “Pricing Information Annex”), a final prospectus supplement dated June 16, 2020, filed with the Commission pursuant to Rule 424(a)(b) under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated June 16, 2020 between you, as Representatives of the several Underwriters and the

Company (the “Underwriting Agreement”). The reports and proxy and registration statements filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus, or the Prospectus, are herein called the “Incorporated Documents.” This letter is being delivered to you pursuant to Section 6(g) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following: (x) the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents, and (y) the written agreements and instruments listed on Schedule A hereto (collectively, the “Specified Agreements”).

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

We are opining as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of common stock. Various issues pertaining to Nevada law are addressed in the opinion of even date herewith of McDonald Carano LLP, separately provided to you. We express no opinion with respect to those matters herein.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Registration Statement has become effective under the Act. With your consent, based solely on a review of the list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.

2. The Registration Statement, at June 16, 2020, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

3. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i) result in a breach of or a default under any Specified Agreements;

(ii) violate any federal or New York statue, rule or regulation applicable to the Company; or

(iii) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

4. The Company is not and, immediately after giving effect to the Shares in accordance with the Underwriting Agreement and the applicable of the proceeds as described in the Prospectus under the caption “Use of Proceeds”, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Our opinions are subject to: (i) the effects of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; and (ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing and the discretion of the court before which a proceeding is brought. We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraphs 1, 2 and 4 as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), gaming laws and regulations, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, laws and regulations relating to commodities trading, futures and swaps; Financial Industry Regulatory Authority rules; National Futures Association rules; or the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, export control, anti-money laundering, and anti-terrorism laws, and laws governing foreign investments in the United States (without limiting other laws or rules excluded by customary practice).

This letter is furnished only to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you or the other Underwriters for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires the Shares or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT

Schedule A

1. Indenture, dated as of July 23, 2015, as supplemented prior to the date hereof, providing for the issuance of 7% Senior Notes due 2023, by and between the Company and U.S. Bank National Association, as Trustee.

2. Indenture, dated as of March 29, 2017, as supplemented prior to the date hereof, providing for the issuance of 6% Senior Notes due 2025, by and between the Company and U.S. Bank National Association, as Trustee.

3. Indenture, dated as of September 20, 2018, as supplemented prior to the date hereof, providing for the issuance of 6% Senior Notes due 2026, by and between the Company and U.S. Bank National Association, as Trustee.

4. Indenture, dated as of [ ], 2020, as supplemented prior to the date hereof, providing for the issuance of [ ]% Senior Notes due 20[ ], by and between Colt Merger Sub, Inc. and U.S. Bank National Association, as Trustee.

5. Indenture, dated as of [ ], 2020, as supplemented prior to the date hereof, providing for the issuance of [ ]% Senior Secured Notes due 20[ ], by and between Colt Merger Sub, Inc. and U.S. Bank National Association, as Trustee and as Collateral Agent.

6. Indenture, dated as of [ ], 2020, as supplemented prior to the date hereof, providing for the issuance of [ ]% Senior Secured Notes due 20[ ], by and between Colt Merger Sub, Inc. and U.S. Bank National Association, as Trustee and as Collateral Agent.

7. Credit Agreement, dated as of April 17, 2017, by and among the Company, as successor in interest of Isle of Capri Casinos LLC (f/k/a Eagle II Acquisition Company, LLC), the Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (amended, amended and restated, supplemented or otherwise modified prior to the date hereof).

ANNEX B -2

FORM OF NEGATIVE ASSURANCE LETTER OF

LATHAM AND WATKINS LLP

[Attached]

June 19, 2020

J.P. MORGAN SECURITIES LLC

CREDIT SUISSE SECURITIES (USA) LLC

BOFA SECURITIES, INC.

DEUTSCHE BANK SECURITIES INC.

BTIG, LLC

CITIZENS CAPITAL MARKETS, INC.

FIFTH THIRD SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

KEYBANC CAPITAL MARKETS INC.

MACQUARIE CAPITAL (USA) LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

SUNTRUST ROBINSON HUMPHREY, INC.

UNION GAMING SECURITIES, LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

As representatives (the “Representatives”) of the

several Underwriters

Re: Eldorado Resorts, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Eldorado Resorts, Inc., a Nevada corporation (“ERI” or the “Company”), in connection with the sale to you and the several Underwriters for whom you are acting as Representatives (collectively, the “Underwriters”) by the Company of 18,000,000 shares (the “Shares”) of common stock of the Company, par value $0.00001 per share, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2020 (Registration No. 333-333-239175) (as so filed and as amended, the “Registration Statement”), a base prospectus dated June 15, 2020, included within the Registration Statement (the “Base Prospectus”), a preliminary prospectus dated June 15, 2020, filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), the Pricing Information Annex attached as Annex A to the Underwriting Agreement referred to below (the “Pricing Information Annex”), the prospectus supplement dated June 16, 2020, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”) and an underwriting agreement dated June 16, 2020 between you, as Representatives of the several Underwriters, and the Company (the

“Underwriting Agreement”). The reports and proxy and registration statements filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated by reference in the Registration Statement, the Preliminary Prospectus, or the Prospectus, are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus, or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 6(g) of the Underwriting Agreement.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents, (except to the extent expressly set forth in the numbered paragraph [ • ] of our letter to you of even date or set forth in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and Incorporated Documents, we reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus, and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company and Caesars Entertainment Corporation, the independent public accountants for the Company and Caesars Entertainment Corporation, local counsels for the Company and its subsidiaries, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and portions of the Incorporated Documents and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel, and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, at the time it became effective on June 16, 2020, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of June 15, 2020 (together with the Incorporated Documents at that date), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or as of the date hereof, (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus, or the Incorporated Documents.

This letter is furnished only to you in your capacity as Representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you or the other Underwriters for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT

ANNEX C

FORM OF OPINION OF

MCDONALD CARANO LLP

[Attached]

June 19, 2020

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

BofA Securities, Inc.

Deutsche Bank Securities Inc.

BTIG, LLC

Citizens Capital Markets, Inc.

Fifth Third Securities, Inc.

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

Macquarie Capital (USA) LLC

Stifel, Nicolaus & Company, Incorporated

SunTrust Robinson Humphrey, Inc.

Union Gaming Securities, LLC

(collectively, the “Underwriters”)

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

As representatives (the “Representatives”) of the

several Underwriters listed in Schedule 1 to the

Underwriting Agreement (defined below)

Ladies and Gentlemen:

We have acted as special counsel in the State of Nevada to Eldorado Resorts, Inc., a Nevada Corporation (“Company”), in connection that certain Underwriting Agreement dated as of the date hereof, among the Company, and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as Representatives of the several Underwriters listed in Schedule 1 thereto (the “Underwriting Agreement”).

We are giving this opinion at the request of the Company pursuant to Section 6(h) of the Underwriting Agreement. All capitalized terms used but not defined in this opinion have the meaning given them in the Underwriting Agreement.

In rendering the opinions expressed below, we have examined the originals, or copies certified or otherwise authenticated to our satisfaction, of the documents set forth below and such other certificates, documents and materials as we have deemed necessary as a basis for such opinions, each dated as of the date hereof unless otherwise stated:

a.	the Underwriting Agreement;

b.

the Registration Statement, (No. XXX-XXXXX) on Form S-3 filed by the Company under the Securities Act of 1933, as amended, including the base prospectus, dated June [    ], 2020 included therein (the “Registration Statement”);

c.

the Preliminary Prospectus Supplement, dated as of June 15, 2020, related to the offering and sale of the Shares filed on June 15, 2020, as supplemented by the pricing information set forth on Annex A to the Underwriting Agreement (the “Pricing Disclosure Package”);

d.	the Prospectus Supplement, dated as of June 16, 2020, related to the offering and sale of the Shares filed on June 16, 2020 (the “Prospectus”);

e.	a good standing certificate issued by the office of the Secretary of State of Nevada (the “Filing Office”) for the Company, dated June 12, 2020 (the “Good Standing Certificate”);

f.	copies of the articles of incorporation and bylaws of the Company (the “Governing Documents”), each dated as set forth in the existing Governing Document;

g.	copies of resolutions of the Company;

h.	Specimen certificate for shares of common stock of the Company set forth in Exhibit 4.1 to the Form S-4/A filed by the Company on April 21, 2014 (the “Form of Common Stock Certificate”); and

i.	a certificate of an officer of the Company.

We have not reviewed, and express no opinion as to, any other instrument or agreement referred to or incorporated by reference in the Underwriting Agreement.

We have also examined originals or copies of such corporate records and certificates of public officials and corporate or company officers, as applicable, as we have deemed necessary or advisable for purposes of this opinion.

We have relied upon the certificates of all public officials and corporate or company officers, as applicable, with respect to the accuracy of all matters contained therein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have further assumed that the Company does not engages, or is involved, in any of the following businesses or industries in Nevada: cemetery business, public utility, financial institution, or insurance business. We have also assumed compliance by the addressees with any state or federal laws or regulations applicable to the transactions because of the nature of any of its businesses.

As used in this opinion, any opinion that is qualified by the phrase “our knowledge” or a phrase having similar wording is intended to indicate that to the actual knowledge of the attorneys within our firm who have been involved in representing the Company and its subsidiaries in connection with the transactions related to the Underwriting Agreement, and after due consultation with those attorneys within our firm, no information has come to our attention that any such opinion is not accurate. We have not otherwise undertaken any investigation or verification of such matters except as set forth in this opinion. Based upon and subject to the foregoing and the limitations and qualifications set forth below, as of the date hereof and under current interpretations of the Nevada Revised Statutes, Nevada Administrative Code, Regulations of the Nevada Gaming Commission, and Nevada Supreme Court decisions published as of the date hereof (collectively, “Nevada Laws”), it is our opinion that:

1. The Company has the corporate power and authority to enter into the Underwriting Agreement, to the issue the Shares thereunder and perform its obligations thereunder. The Company is duly incorporated, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business in Nevada, and, with your consent based solely the Good Standing Certificate, we confirm that the Company is validly existing and in good standing under the laws of the State of Nevada.

2. The execution, delivery and performance of the Underwriting Agreement by the Company, and the sale and issuance of the Shares and the performance of its obligations contemplated thereunder has been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3. The execution, delivery and performance of the Underwriting Agreement by the Company, and the sale and issuance of the Shares and the performance of its obligations contemplated thereunder, do not on the date hereof: (i) violate the provisions of the Governing Documents of the Company; (ii) violate Chapter 78 of the Nevada Revised Statutes or any Nevada Laws applicable to the Company; (iii) violate any judgment, order or decree known to us to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company (including any Nevada gaming authority); or (iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority (including the Nevada gaming authorities, and any other gaming or similar governmental or regulatory authority of Nevada or any political subdivision thereof) under (a) any Nevada Laws applicable to the Company, or (b) Chapter 78 of the Nevada Revised Statutes, in each case except those consents, approvals, authorizations, registrations, declarations and filings that have been obtained or made on or prior to the date hereof.

4. The information contained in (i) the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors–Governmental gaming regulatory requirements may delay the timing of the approvals for and completion of the Merger”; and (ii) “Risk Factors – We are subject to extensive federal, state and local regulation and licensing, and gaming authorities have significant control over our operations, which could have an adverse effect on our business” and “Description of Governmental Regulations” as set forth in Exhibit 99.1 to the Annual Report on Form 10-K of the Company, filed on February 28, 2020, and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case, to the extent such information addresses matters of Nevada gaming law or legal conclusions thereunder, has been reviewed by us and fairly summarizes the matters therein described in all material respects.

5. The number of shares of authorized capital stock of the Company conforms to the number of such shares set forth in the “General” subsection of the “Description of Common Stock” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The voting, dividend, liquidation and redemption rights of the Shares set forth in the Governing Documents conform in all material respects to the descriptions thereof set forth in the “Common Stock” subsection of the “Description of Common Stock” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

6. The Shares have been duly authorized and, when and to the extent the Shares are issued and sold against payment in full of all consideration therefor in accordance with the terms and conditions of the Underwriting Agreement, and when stock certificates, in the form of the Form of Common Stock Certificate, or book entry positions, as applicable, representing the Shares, have been duly executed and delivered, as applicable, and registered in the books and records of the Company, the Shares will be validly issued, fully paid and non-assessable. The statements set forth in the “Common Stock” subsection of the “Description of Common Stock” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the Common Stock or certain legal matters or documents referred to therein, fairly summarize the matters described therein in all material respects.

7. The issuance by the Company of the Shares as of the date hereof is not subject to preemptive rights of any current stockholder of the Company arising by operation of the Governing Documents or under Nevada Laws.

8. The Form of Common Stock Certificate complies in all material respects with any applicable requirements of Nevada Laws and the Governing Documents.

We express no opinion as to the laws of any jurisdiction other than the State of Nevada.

We have also assumed that: (i) the consummation of the transactions provided for in the Underwriting Agreement will not result in the Underwriters “acquiring an interest in the licensed gaming operations” of the Company without first obtaining the approvals required by Nevada Gaming Commission Regulation 8.030; (ii) Underwriters will not exercise, or be permitted to exercise pursuant to the Underwriting Agreement, significant influence (as set forth in Nevada Revised Statutes Section 463.165) over the gaming activities or operations of the Company without first securing the approvals required under Nevada Laws; and (iii) the Company will file or cause to be filed all applicable reports and informational filings with respect to the transactions provided for in the Underwriting Agreement that are required by Nevada Gaming Commission Regulation 8.130 on a timely basis.

We note that the parties have chosen the laws of the State of New York to be the governing laws of the Underwriting Agreement. We give no opinions as to the enforceability of any provisions of the Underwriting Agreement governed by the laws of the State of New York.

We expressly except from the opinions set forth herein any opinion concerning the need for or compliance by any party with the provisions of the securities laws, “blue sky” laws, securities regulations, and/or securities rules of the State of Nevada. We express no opinion as to any laws regulating the types of investments which can be properly made by, or the legal lending limits of, the Underwriters, and we express no opinion as to the validity or enforceability of the Underwriting Agreement insofar as it might be affected or limited by any constitutional provision, statute, law, rule, regulation, or ordinance applicable to the Underwriters. Without limiting the generality of the forgoing, we express no opinion with respect to federal laws governing the Underwriters.

This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinions expressed herein.

We hereby disclose to you that Mr. John Frankovich, a retired partner and current senior counsel in our law firm, is a co-trustee of various trusts which own stock in Recreational Enterprises, Inc., a material shareholder of the Company. Mr. Frankovich has not been involved in the preparation or delivery of this opinion.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (a) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (b) does not consent to the jurisdiction of any state other than the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

This opinion is provided to you and the other Underwriters by us as special Nevada counsel to the Company, and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Underwriting Agreement without our prior written consent in each instance.

You and the other Underwriters may refer to and produce a copy of this opinion (a) in connection with the review of the transactions contemplated by the Underwriting Agreement by a regulatory agency having supervisory authority over you and the other Underwriters, (b) in connection with the assertion of a claim or defense as to which this opinion is relevant and necessary, (c) to your or their respective affiliates, attorneys, accountants, auditors or other professional advisors and (d) in response to a court order or as otherwise required to comply with legal process.

Very truly yours,

McDONALD CARANO LLP

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

J.P. MORGAN SECURITIES LLC

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Re:     Eldorado Resorts, Inc. —- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Eldorado Resorts, Inc., a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock (as defined below) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of each of J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up

Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Time of Sale Information and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined in the indenture governing the Company’s 6.0% senior notes due 2026) of the Company); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement and (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above);

(b) exercise options, settle restricted stock units or other equity awards or exercise warrants outstanding as of the date granted pursuant to plans described in the Registration Statement, the Time of Sale Information and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by September 30, 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank.]

Very truly yours,

[NAME OF STOCKHOLDER, DIRECTOR OR OFFICER]

By:
Name:
Title: